Exhibit 99.2

Paragon 28 Announces Acquisition of Disior

Disior advances Paragon 28’s SMART 28TM strategy, providing a comprehensive 3D analytics and pre-operative planning platform, and will immediately accelerate internal research programs

ENGLEWOOD, Colo. – January 12, 2022 (BUSINESS WIRE) – Paragon 28, Inc. (NYSE: FNA) (“Paragon 28” or “P28”), a leading medical device company exclusively focused on the foot and ankle orthopedic market, today announced the acquisition of Disior Oy., a leading three-dimensional analytics pre-operative planning software company based in Helsinki, Finland, focused on the complex foot and ankle anatomy.

Disior will be an integral component to SMART 28TM, the company’s ecosystem of enabling technologies for pre-operative planning, intra-operative support, and post-operative evaluation.

Disior’s anatomy-specific surgical modules will provide foot and ankle surgeons the objective data needed for the diagnosis and creation of patient-specific surgical plans, and assessment of patient outcomes. Disior is also highly complementary to the assets of Additive Orthopaedics, which P28 acquired in May of 2021.

“Disior advances our previously communicated growth strategy to target unique technologies and will immediately accelerate our internal research and development efforts, plus provide surgeons unique pre-operative planning capabilities. Disior’s software combined with our broad product portfolio further differentiates us from the competition,” said Albert DaCosta, Chairman and CEO of P28. “P28’s ultimate mission is to improve patient outcomes, and we believe our SMART 28TM ecosystem will modernize all aspects of foot and ankle surgery.”

“The entire Disior team is very excited to join the Paragon 28 family,” said Anna-Maria Henell, CEO of Disior. “With this partnership, we have combined our talented teams and will bring a new standard of care to foot and ankle patients.”

For additional information on SMART 28TM and Disior, a presentation is available on the Events and Presentation section of the Company’s investor relations website.

Transaction Details
Pursuant to the terms of the acquisition agreement, Paragon 28 paid $18 million at closing and agreed to potential future payments of up to $8 million contingent upon achieving specific technological advancements and commercial milestones. Paragon 28 funded the closing payment by drawing down on its existing term loan facility.

About Paragon 28, Inc.

Based in Englewood, Colo., Paragon 28, is a leading medical device company exclusively focused on the foot and ankle orthopedic market and is dedicated to improving patient lives. From the onset, Paragon 28® has provided innovative orthopedic solutions, procedural approaches and instrumentation that cover a wide range of foot and ankle ailments including fracture fixation, hallux valgus (bunions), hammertoe, ankle, progressive collapsing foot deformity (PCFD) or flatfoot, charcot foot and orthobiologics. The company designs products with both the patient and surgeon in mind, with the goal of improving outcomes, reducing ailment recurrence and complication rates, and making the procedures simpler, consistent, and reproducible.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Paragon 28’s potential to shape a better future for foot and ankle patients and Disior becoming an integral component to SMART 28TM. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward-looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on Paragon 28’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in Paragon 28’s filings with the Securities and Exchange Commission (the “SEC”), including Paragon 28’s final prospectus filed with the SEC pursuant to Rule 424(b)(4) on October 19, 2021. Paragon 28 does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein. These forward-looking statements should not be relied upon as representing Paragon 28’s views as of any date subsequent to the date of this press release.

Investor Contact:

Gilmartin Group

Matt Bacso, CFA

investors@neuropace.com